UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

Western Reserve Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-51264	31-1566623

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4015 Medina Road, Medina, Ohio	44256

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-764-3131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Western Reserve Bancorp, Inc. was held on October 25, 2012. Shareholders of record as of September 6, 2012 were entitled to vote on the proposal. As of that date, there were 587,337 common shares issued and outstanding. There were also 4,700 shares of Series A Preferred Stock and 235 shares of Series B Preferred stock issued and outstanding.

The following matter was considered and voted upon.

1)	To approve the Merger Agreement dated June 5, 2012, by and among Western Reserve Bancorp, Inc., Westfield Bancorp, Inc. and Westfield Acquico, Inc. and to approve the transactions contemplated by the Merger Agreement, specifically including the Merger of Westfield Acquico, Inc. with and into Western Reserve Bancorp, Inc. and the Merger of Western Reserve Bank with and into Westfield Bank, FSB.

Common Stock:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
449,020	20,223	1,062	n/a

Series A Preferred Stock:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
4,700	0	0	n/a

Series B Preferred Stock:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
235	0	0	n/a

The affirmative vote of the holders of a majority of the Western Reserve Common Stock and two-thirds of the Western Reserve Preferred Stock was required for shareholder approval.

The proposal was approved.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: October 31, 2012	Western Reserve Bancorp, Inc.

	By:	/s/ Cynthia A. Mahl
Cynthia A. Mahl, Executive Vice President and Chief Financial Officer